UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)			May 19, 2022

(Commission File Number)	(Exact Name of Registrant as Specified in Its Charter)			(I.R.S. Employer Identification No.)
1-12579	OGE ENERGY CORP.			73-1481638

Oklahoma
(State or Other Jurisdiction of Incorporation)

321 North Harvey	P.O. Box 321	Oklahoma City	Oklahoma	73101-0321
(Address of Principal Executive Offices)				(Zip Code)

(405) 553-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
OGE Energy Corp.	Common Stock	OGE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

OGE Energy Corp. ("OGE Energy") is the parent company of Oklahoma Gas and Electric Company, a regulated electric utility with approximately 882,000 customers in Oklahoma and western Arkansas.

On May 19, 2022 at the 2022 Annual Meeting of Shareholders, the shareholders approved the OGE Energy Corp. 2022 Stock Incentive Plan (the "Stock Incentive Plan"). The Stock Incentive Plan is intended to replace the OGE Energy Corp. 2013 Stock Incentive Plan (the "Prior Plan"). The effective date of the Stock Incentive Plan is May 19, 2022, and the Stock Incentive Plan will terminate on May 19, 2032.

The maximum number of shares of common stock that OGE Energy may issue under the Stock Incentive Plan is 2,500,000 plus (i) shares remaining available for grant under the Prior Plan as of the effective date of the Stock Incentive Plan and (ii) shares subject to outstanding awards under the Prior Plan as of the effective date of the Stock Incentive Plan that are forfeited, cancelled, expire unexercised or lapse without issuance. The Stock Incentive Plan permits a committee of the Board to grant incentive awards in the form of non-qualified stock options, incentive stock options, restricted stock, restricted stock units, stock appreciation rights and performance-based units to designated officers, employees and non-employee directors of OGE Energy and its affiliates. A more detailed summary of the material features of the Stock Incentive Plan is set forth in OGE Energy's proxy statement for the 2022 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 4, 2022. A copy of the Stock Incentive Plan is included as Appendix B to such proxy statement.

Item 5.07. Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders of OGE Energy held on May 19, 2022, the shareholders:

•Elected 9 members of the Board of Directors;
•Ratified the appointment of Ernst & Young LLP as OGE Energy's principal independent accountants for 2022;
•Approved, on an advisory basis, the compensation paid to named executive officers;
•Did not approve an amendment of the restated certificate of incorporation to eliminate supermajority voting provisions, as it received less than 80 percent of the outstanding shares of OGE Energy's common stock required for passage;
•Approved the 2022 Stock Incentive Plan; and
•The shareholder proposal regarding modification of the supermajority voting provisions received 58.5 percent of the votes cast, but less than the 80 percent of the outstanding votes required to implement the changes.

The number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each of such matters, were as stated below.

Proposal No. 1:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Election of Directors

Terms Expiring in 2023
Frank A. Bozich	134,092,726	3,636,726	912,096	29,523,935
Peter D. Clarke	133,550,529	3,801,773	1,289,246	29,523,935
David L. Hauser	135,695,595	2,036,116	909,837	29,523,935
Luther C. Kissam, IV	133,884,452	3,695,580	1,061,516	29,523,935
Judy R. McReynolds	136,023,673	1,898,611	719,264	29,523,935
David E. Rainbolt	134,538,670	3,213,259	889,619	29,523,935
J. Michael Sanner	134,652,392	3,047,601	941,555	29,523,935
Sheila G. Talton	134,466,381	3,456,338	718,829	29,523,935
Sean Trauschke	133,503,919	4,140,178	997,451	29,523,935

Proposal No. 2:	Votes For	Votes Against	Abstentions
Ratification of the appointment of Ernst & Young LLP as OGE Energy's principal independent accountants for 2022	164,393,785	2,771,596	1,000,102

Proposal No. 3:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Advisory vote to approve named executive officer compensation	129,302,772	7,586,998	1,751,778	29,523,935

Proposal No. 4:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Amendment of the restated certificate of incorporation to eliminate supermajority voting provisions	134,002,890	3,114,142	1,524,516	29,523,935

Proposal No. 5:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Approval of OGE Energy Corp. 2022 Stock Incentive Plan	129,629,472	7,596,261	1,415,815	29,523,935

Proposal No. 6:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Shareholder proposal regarding modification of the supermajority voting provisions	81,156,269	55,758,293	1,726,986	29,523,935

Item 8.01. Other Events

OGE Energy's Board of Directors declared a third quarter dividend of $0.4100 per common share of stock, to be paid July 29, 2022, to shareholders of record July 11, 2022.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.01	OGE Energy's 2022 Stock Incentive Plan. (Filed as Appendix B to OGE Energy's Proxy Statement for the 2022 Annual Meeting of Shareholders (File No. 1-12579) and incorporated by reference herein.)
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Sarah R. Stafford
Sarah R. Stafford
Controller and Chief Accounting Officer

May 23, 2022